SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 10, 2006

                        FIRST CLOVER LEAF FINANCIAL CORP.
               (Exact Name of Registrant as Specified in Charter)

           Maryland                     000-50820                20-4797391
  ---------------------------      --------------------       ---------------
(State or Other Jurisdiction)      (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


300 St. Louis Street, Edwardsville, Illinois                       62025
--------------------------------------------                       -----
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (618) 656-6200
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] sPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01.    Completion of Acquisition or Disposition of Assets.
              --------------------------------------------------

On July 10, 2006, First Clover Leaf Financial Corp. (the "Registrant") completed its acquisition of Clover Leaf Financial Corp. and its bank subsidiary, Clover Leaf Bank, both based in Edwardsville, Illinois. Shareholders of Clover Leaf Financial Corp. as of the close of business on July 10, 2006 received total merger consideration of approximately $21.2 million, consisting of 1,484,800 shares of the Registrant's common stock and approximately $6.4 million in cash, or $41.56 of merger consideration per share of Clover Leaf Financial Corp. Cash was issued in lieu of fractional shares at a rate of $10.00 per share. The transaction was accounted for using the purchase method.

Item 9.01.    Financial Statements and Exhibits
              ----------------------------------

(a)  Financial Statements of Businesses Acquired.

The historical financial statements of Clover Leaf Financial Corp. required by this item have previously been filed.

(b)  Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements attached as Exhibit 99 ("pro forma financial statements") are based on the historical consolidated financial statements of Clover Leaf Financial Corp. and the Registrant and have been prepared to illustrate the effect of the acquisition.

The unaudited pro forma balance sheet as of June 30, 2006 is based on the unaudited historical consolidated balance sheets of the Registrant and Clover Leaf Financial Corp. at that date, assuming that the acquisition had been consummated on June 30, 2006 and accounted for using the purchase method of accounting.

The unaudited pro forma statement of income reflects the combination of the historical results of operations of the Registrant and Clover Leaf Financial Corp. for the six months ended June 30, 2006 and the year ended December 31, 2005. The unaudited pro forma statement of income gives effect to the acquisition using the purchase method of accounting and assumes that (1) the acquisition occurred as of the beginning of the respective periods presented, and (2) the amount of initial goodwill equaled the amount reflected in the unaudited pro forma balance sheet as of June 30, 2006.

These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the

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Registrant's December 31, 2005 Form 10-KSB and June 30, 2006 Form 10-QSB; and in
Clover Leaf Bank's Call Report filed with the Federal Deposit Insurance Corporation for the year ended December 31, 2005.

The combined company expects to achieve benefits from the acquisition, including operating cost savings and revenue enhancements. These pro forma financial statements do not reflect any potential cost savings or revenue enhancements that are expected to result from the combination of the operations of the Registrant and Clover Leaf Financial Corp. and, accordingly, may not be indicative of the results of future operations. No assurances can be given with respect to the ultimate level of cost savings or revenue enhancements to be realized. As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the acquisition in fact occurred on the date indicated, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future by the combined company.

(c)  Shell Company Transaction: Not applicable.

(d)  Exhibits.

        Exhibit No.               Description
        ----------                -----------

          99                      Unaudited Pro Forma Financial Statements

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               FIRST CLOVER LEAF FINANCIAL CORP.



DATE:  September 22, 2006                  By:  /s/ Darlene F. McDonald
                                                --------------------------------
                                                Darlene F. McDonald
                                                Senior Vice President and
                                                 Chief Financial Officer







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                                  EXHIBIT INDEX

The following exhibit is filed as part of this Report:

       Exhibit No.               Description
       ----------                ------------

          99                     Unaudited Pro Forma Financial Statements